Consent of Independent Accountants

We consent to the inclusion in this registration statement on Form S-4 of our report dated October 9, 1997, except for Note 10 for which the date is October 16, 1997, on our audits of Community Distributors, Inc.


                                         /s/ Coopers & Lybrand L.L.P.


Parsippany, New Jersey
November 25, 1997